Exhibit 10.9

CONFIDENTIAL

July 16, 2014

Philip Wagenheim
President
Zynerba Pharmaceuticals, Inc.
712 Fifth Avenue, 22nd Floor
New York, New York 10019

Re:                             BCM Letter Agreement

Dear Mr. Wagenheim:

This letter agreement confirms our understanding regarding the potential waiver by Broadband Capital Management LLC (“BCM”) of Section 7 of that certain Engagement Letter by and between BCM and AllTranz, Inc. (the “Company”) dated March 7, 2014 (the “Engagement Letter”) and attached hereto as Exhibit A. Other than as specified herein, no terms or conditions of the Engagement Letter are otherwise affected hereby.

BCM hereby agrees, that, at the written request of the Company and upon the payment from the Company to BCM of $500,000 in cash, by wire transfer of immediately available funds, BCM shall unconditionally waive all of its rights, now and in the future, with respect to Section 7 of the Engagement Letter.

The Company expressly agrees that monetary damages may be inadequate to compensate BCM for any breach of this letter agreement.  Accordingly, the Company agrees and acknowledges that any such breach or threatened breach may cause irreparable injury to the BCM and that, in addition to any other remedies that may be available, in law, in equity or otherwise, BCM shall be entitled to obtain injunctive relief against the threatened breach of this letter agreement or the continuation of any actual breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to its conflicts of laws principles or rules.  Any dispute arising under or in connection with this agreement shall be brought in a court in New York, New York.  THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY SUCH DISPUTE.  This letter agreement may be amended, or its requirements waived, only by a writing signed by the person or persons against whom enforcement of the waiver or amendment is sought.

This letter agreement, together with the Engagement Letter, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof.  The officer, manager or individual signing below is duly authorized to execute this agreement and upon execution it shall be binding against the Company and BCM and in full force and effect.

This letter agreement may not be assigned by the Company or BCM without the prior written consent of the other party.  This letter agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same letter agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

Broadband Capital Management LLC | 712 Fifth Avenue, New York, New York 10019 | tel 212.759.2020 | fax 212.702.9830

www.broadbandcapital.com
Member FINRA, SIPC

AllTranz, Inc.

If any term or provision of this letter agreement shall be found to be illegal or unenforceable, then, notwithstanding that term, all other terms of this letter agreement shall remain in full force and effect.

[Signature page follows]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to us.

Very truly yours,

BROADBAND CAPITAL MANAGEMENT LLC

		By:	/s/ Michael Rapp
		Name:	Michael Rapp
		Title:	Chairman

Agreed and accepted as of the date first set forth above:

AllTranz, Inc.

By:	/s/ Philip Wagenheim
Name:	Philip Wagenheim
Title:	President

Exhibit A